Exhibit 10.4

CORPORATE GOVERNANCE GUIDELINES

OF DOMINOVAS ENERGY CORPORATION

Adopted 07-03-2015

BOARD MISSION & OBJECTIVES

Mission

The Company's primary objective is to maximize stockholder value while adhering to the laws of the jurisdictions, wherein, it operates and at all times observing high ethical standards. The Company will pursue this objective primarily through participation in the electronic manufacturing services industry.

Corporate Authority & Responsibility

All corporate authority resides in the board of directors, as the representative of the stockholders. Authority is delegated to management by the board, in order to implement the Company's mission.

Decisions by the board are ratified via majority vote and consent.

The board retains responsibility to recommend candidates to the stockholders for election to the board of directors. The board retains responsibility for selection and evaluation of the CEO, oversight of the succession plan, determination of senior management compensation, trying to ensure the existence of adequate systems, procedures and controls, as well as assisting in the approval of a financial operating plan and strategic direction. Additionally, the board and its committees provide advice and counsel to senior management and oversight of risks facing the company.

DIRECTORS, Personal Characteristics & Core Competencies of Directors

Individual directors shall possess all of the following personal characteristics:

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INTEGRITY AND ACCOUNTABILITY - Character is the primary consideration in evaluating any board member. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.

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INFORMED JUDGMENT - Board members should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.

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FINANCIAL LITERACY - One of the important roles of the board is to monitor the Company's financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and, cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance.

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Approved by the Board of Directors July 2015

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MATURE CONFIDENCE - The board functions best when directors value board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Board members should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion.

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HIGH PERFORMANCE STANDARDS - In today's highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Board members should have a history of achievements that reflect high standards for themselves and others.

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PASSION - Directors should be passionate about the performance of the Company, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of the company and an esprit de corps among the board that both challenges and inspires the Company's employees.

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CREATIVITY - Success in the fuel cell industry will ultimately go to the participants who adapt quickly to changing environments and implement creative solutions to the significant challenges faced by industry participants. Board members should possess the creative talents needed to augment those of management.

Core Competencies of the Board as a Whole

To adequately fulfill the board's complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving the company's strategic plan, and to consider a variety of relevant facts and opinions when making decisions, a host of core competencies, as well as a diverse mix of backgrounds, experiences, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits, are preferred to be represented on the board. The board, as a whole, should possess the following core competencies, with each member contributing knowledge, experience, and skills in one or more domains:

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ACCOUNTING AND FINANCE - Among the most important missions of the board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The board should have one or more directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.

❖	BUSINESS JUDGMENT - Stockholders rely on directors to make sensible choices on their behalf. The majority of directors should have a record of making good business decisions in the corporate sector.

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MANAGEMENT - To monitor corporate management, the board needs to understand management trends in general and industry trends in particular. The board should have one or more directors who understand and stay current on general management "best practices" and their application in complex, rapidly evolving business environments.

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CRISIS RESPONSE - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on firm performance. Boards should have one or more directors who have the ability and time to perform during periods of both short-term and prolonged crises.

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INDUSTRY KNOWLEDGE - Companies continually face new opportunities and threats that are unique to their industries. The board should try to have one or more members with appropriate and relevant knowledge specific to its industry or that of its customers or major vendors.

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INTERNATIONAL MARKETS - To succeed in an increasingly global economy, the board should have one or more directors who appreciate the importance of global business trends and who have first-hand knowledge of international business experience in those markets.

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LEADERSHIP - Ultimately, a company's performance will be determined by the directors' and CEO's ability to attract, motivate, and energize a high-performance leadership team. The board should have one or more directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

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STRATEGY & VISION - A key board role is to approve and monitor company strategy to ensure the company's continued high performance. The board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions, and continuously challenging the organization to sharpen its vision.

Changes in Professional Responsibility

The board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill directorship obligations. To facilitate the board's consideration, the board requires that directors submit a resignation from the board as a matter of course upon retirement, resignation, or other significant change in their professional roles and responsibilities. If the board believes a director will continue to make a contribution to the Company, the continued membership of that director may be supported by the board or a committee, thereof, declining to accept such resignation.

Identification and Recruitment of Board Members

One of the tasks of the Nominating and Governance Committee is to identify and recruit candidates to serve on the board of directors. A list of candidates shall be presented to the board for nomination and to the stockholders for consideration. The Committee may at its discretion seek third-party resources to assist in the process. If the CEO is not a member of the board, he will be included in the process on a non-voting basis. The Nominating and Governance Committee will make the final recommendation to the board.

Independent Directors

A majority of the board of directors should be independent, as defined from time to time by the relevant stock exchange’s Listing Standards.

Outside Directorships

The CEO and senior management of the Company who serve on the board must obtain advance approval of the board prior to accepting any outside directorships of publicly held companies. Unless approved by the board or a committee thereof, non-employee directors shall limit their service to a total of four directorships of publicly held companies.

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Directors are expected to attend all board and committee meetings in person or by phone. Directors shall be prepared by reviewing in advance all materials and be present at the meeting in person or by phone until its adjournment.

Compensation of Directors

In order to align the interests of directors and stockholders, director compensation will contain both a cash component and a Company equity-based component. The Company equity-based component will constitute a substantial portion of the total director compensation.

Direct Investment in the Company Stock by Directors

Since a significant ownership stake can lead to a stronger alignment of interests between directors and stockholders, each director is required to accumulate, within 5 years of joining the board, a minimum number of shares of Company stock equal to the lesser of 100,000 shares or the total number of equity awards granted over the preceding 3 years. Exceptions to this requirement may only be made by majority consent of the board under mitigating circumstances.

Non-compliance shall constitute presumption of resignation by the non-compliant board member and said resignation shall be accepted unanimously. The vacated board seat can be filled upon unanimous consent of the remaining and seated directors.

BOARD ORGANIZATION

Board Size

In general, smaller boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Therefore, the board shall be composed of no less than four members and no more than twelve members. However, in order to accommodate the availability of an outstanding candidate the number of positions on the board may be expanded.

Committee Structure

It is the general policy of the Company that all major decisions will be considered by the board as a whole. As a consequence, the committee structure of the board is limited to those committees considered to be basic to or required for the operation of the company as a publicly owned entity.

Standing committees shall include the following committees:

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❖	Audit

❖	Compensation

❖	Nominating

❖	Governance

All of the committees shall be composed solely of independent directors. The board may form other committees as it determines appropriate.

BOARD OPERATIONS & Board Access to Senior Management

Board members have full access to senior management and to information about the Company's operations. Except in unusual circumstances, the CEO should be advised of significant contacts with senior management.

Board’s Ability to Retain Advisors

The board shall retain advisors as it believes to be appropriate. If management is retaining advisors to assist the board, such decision must be ratified by the board. Individual directors should not retain their own advisors, except in exceptional circumstances.

Board Member Orientation and Continuing Education

As new members are added to the Company's board, appropriate arrangements should be made with management to orient such member with the Company, its business operations, its financial reporting, its industry, its management, the functioning of the board and other appropriate matters. In addition, management should endeavor to continue to keep both new and continuing board members informed of significant developments at the company and in the company's industry by means of periodic written reports, oral updates, and presentations made at board meetings and other appropriate means.

Material in Advance of Meetings

The board must be given sufficient information to fully exercise its governance functions. This information comes from a variety of sources, including management reports, a comparison of performance to plans, security analysts' reports, articles in various business publications, etc. The Company should make every effort to ensure that, absent mitigating circumstances, board members will receive information prior to board and committee meetings, so they will have an opportunity to reflect properly on the items to be considered at the meeting.

The board will ensure that adequate time is provided for full discussion of important items and that management presentations are scheduled in a manner that permits a substantial proportion of board meeting time to be available for open discussion.

The board should at least annually schedule its regular meetings for the upcoming year.

Executive Session

Time will be allotted at the end of each board meeting for an executive session involving only the non-management directors.

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Evaluation of CEO

The selection and evaluation of the chief executive officer and concurrence with the CEO's selection and evaluation of the Company's top management team are the most important function of the board. In its broader sense, "selection and evaluation" includes considering compensation, planning for succession; and, when appropriate, replacing the CEO or other members of the top management team. The performance of the CEO will be reviewed at least annually without the presence of the CEO or other inside directors. The board should have an understanding with the CEO with respect to criteria on which he or she will be evaluated, and the results of the evaluation will be communicated to the CEO.

Evaluation of the Board

The charter of each standing committee of the board requires the committee to conduct an annual performance evaluation of the committee. The board will also conduct an annual self-evaluation, which the nominating and governance committee will oversee pursuant to its charter. The results of such evaluations, as well as other factors referenced in these guidelines, shall be considered by the board when it next nominates a slate of directors for election to the board. Similarly, each director's age, length of service as a board member and other relevant factors will be considered by the board when it next nominates a slate of directors for election to the board.

Management Development

The CEO will report annually to the board on the company's program for management development.

Succession Plan

CEO succession is a board-driven, collaborative process, with the current CEO having an important role to play. The board must agree on general criteria for succession, including the timing and the necessary qualifications.

Outside Contacts

The board believes management speaks for the Company. Individual board members may, from time to time at the request of management, meet or otherwise communicate with various constituencies involved with the company. If comments from the board are appropriate, they should, in most circumstances, come from the chairman; however, this does not preclude directors, in the exercise of their fiduciary duties and subject to confidentiality constraints, from communicating with stockholders or others.

Director Attendance at Annual Stockholders Meetings

All Directors shall endeavor to attend all Company annual stockholders meetings, absent unanticipated personal or professional obligations which preclude them from doing so.

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Approved by the Board of Directors July 2015